SALE AGREEMENT

                                  between

              VILLAGE OF WALDEN INDUSTRIAL DEVELOPMENT AGENCY


                                    and


                     SPENCE ENGINEERING COMPANY, INC.

                              relating to the

                                $7,500,000
              Village of Walden Industrial Development Agency
              Industrial Development Revenue Refunding Bonds
             (Spence Engineering Company Project), Series 1994


        __________________________________________________________

NOTE: CERTAIN RIGHTS OF THE VILLAGE OF WALDEN INDUSTRIAL DEVELOPMENT AGENCY UNDER THIS SALE AGREEMENT HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE
          FOR THE OWNERS OF THE BONDS UNDER A TRUST INDENTURE OF EVEN DATE HEREWITH, AS AMENDED OR SUPPLEMENTED FROM
          TIME TO TIME. INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM THE TRUSTEE AT 150 ROYALL STREET, CANTON, MASSACHUSETTS.
        __________________________________________________________

                         DATED AS OF JUNE 1, 1994

                             TABLE OF CONTENTS

                                                                       Page

Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I  DEFINITIONS AND RULES OF CONSTRUCTION . . . . . . . . . . . .  2

     Section 1.1.   Definitions. . . . . . . . . . . . . . . . . . . . .  2
     Section 1.2.   Rules of Construction. . . . . . . . . . . . . . . .  7

ARTICLE II REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . .  8

     Section 2.1.   Representations by the Issuer. . . . . . . . . . . .  8
     Section 2.2.   Representations, Warranties and Covenants by the
                    Company. . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE III         CONSENT TO ASSIGNMENT. . . . . . . . . . . . . . . . 13

     Section 3.1.   Company Consent to Assignment of Agreement and
                    Execution of Indenture . . . . . . . . . . . . . . . 13

ARTICLE IV ISSUANCE OF THE BONDS . . . . . . . . . . . . . . . . . . . . 14

     Section 4.1.   Agreement to Issue the Bonds . . . . . . . . . . . . 14
     Section 4.2.   No Third Party Beneficiary . . . . . . . . . . . . . 14

ARTICLE V  CONVEYANCE OF PROJECT TO ISSUER; SALE OF PROJECT TO
     COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     Section 5.1.   Agreement to Convey to Issuer. . . . . . . . . . . . 14
     Section 5.2.   Purchase and Sale of Facility. . . . . . . . . . . . 14
     Section 5.4.   Payment of Purchase Price. . . . . . . . . . . . . . 15
     Section 5.5.   No Set-Off . . . . . . . . . . . . . . . . . . . . . 15
     Section 5.6.   Prepayments. . . . . . . . . . . . . . . . . . . . . 15
     Section 5.7.   Credits Against the Note . . . . . . . . . . . . . . 15
     Section 5.8.   Letter of Credit and Reimbursement Agreement . . . . 16

ARTICLE VI OPERATION; TAXES AND UTILITY
           CHARGES; INSURANCE AND EMINENT DOMAIN . . . . . . . . . . . . 16

     Section 6.1.   Operation of the Project by the Company. . . . . . . 16
     Section 6.2.   Taxes and Utility Charges. . . . . . . . . . . . . . 16
     Section 6.3.   Insurance. . . . . . . . . . . . . . . . . . . . . . 17
     Section 6.4.   Eminent Domain . . . . . . . . . . . . . . . . . . . 17
     Section 6.5.   Application of Net Proceeds of Insurance and
                    Eminent Domain . . . . . . . . . . . . . . . . . . . 17
     Section 6.6.   Parties to Give Notice . . . . . . . . . . . . . . . 18
     Section 6.7.   No Exemption from Taxes. . . . . . . . . . . . . . . 18

ARTICLE VII         SPECIAL COVENANTS. . . . . . . . . . . . . . . . . . 19

     Section 7.1.   Access to the Project and Inspection . . . . . . . . 19
     Section 7.2.   Further Assurances and Corrective Instruments. . . . 19
     Section 7.3.   Tax and Arbitrage Covenants; Notice of Event of
                    Taxability . . . . . . . . . . . . . . . . . . . . . 20
     Section 7.4.   Recording and Filing; Other Instruments. . . . . . . 21
     Section 7.5.   Administrative Expenses. . . . . . . . . . . . . . . 22
     Section 7.6.   Indemnity Against Claims . . . . . . . . . . . . . . 22
     Section 7.7.   Release and Indemnification. . . . . . . . . . . . . 22
     Section 7.8.   Additional Information . . . . . . . . . . . . . . . 23
     Section 7.9.   Default Certificates . . . . . . . . . . . . . . . . 23
     Section 7.10.  Observe Laws . . . . . . . . . . . . . . . . . . . . 23
     Section 7.11.  Election . . . . . . . . . . . . . . . . . . . . . . 23
     Section 7.12.  No Warranty of Condition of Suitability by the
           Issuer. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE VIII        ASSIGNMENT, LEASING AND SELLING. . . . . . . . . . . 24

     Section 8.1.   Assignment of this Sale Agreement or Lease or
                    Sale of the Project by the Company . . . . . . . . . 24
     Section 8.2.   Restrictions on Transfer of the Issuer's Rights. . . 25
     Section 8.3.   Assignment by the Issuer . . . . . . . . . . . . . . 25
     Section 8.4.   Merger of Issuer . . . . . . . . . . . . . . . . . . 25

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . 26

     Section 9.1.   Events of Default Defined. . . . . . . . . . . . . . 26
     Section 9.2.   Remedies on Default. . . . . . . . . . . . . . . . . 27
     Section 9.3.   Application of Amounts Realized in Enforcement of
                    Remedies . . . . . . . . . . . . . . . . . . . . . . 27
     Section 9.4.   No Remedy Exclusive. . . . . . . . . . . . . . . . . 28
     Section 9.5.   Agreement to Pay Attorneys' Fees and Expenses. . . . 28
     Section 9.6.   Correlative Waivers. . . . . . . . . . . . . . . . . 28

ARTICLE X  PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 28

     Section 10.1.  Optional Prepayments . . . . . . . . . . . . . . . . 28
     Section 10.2.  Mandatory Prepayments. . . . . . . . . . . . . . . . 29
     Section 10.3.  Other Mandatory Prepayments. . . . . . . . . . . . . 29

ARTICLE XI REBATE PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 30

     Section 11.1.  Creation of the Rebate Fund. . . . . . . . . . . . . 30

ARTICLE XII         MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . 30

     Section 12.1.  References to the Bonds Ineffective After Bonds
                    Paid . . . . . . . . . . . . . . . . . . . . . . . . 30
     Section 12.2.  No Implied Waiver. . . . . . . . . . . . . . . . . . 30
     Section 12.3.  Issuer Representative. . . . . . . . . . . . . . . . 30
     Section 12.4.  Company Representative . . . . . . . . . . . . . . . 31
     Section 12.5.  Notices. . . . . . . . . . . . . . . . . . . . . . . 31
     Section 12.6.  If Payment or Performance Date Is Other Than a
                    Business Day . . . . . . . . . . . . . . . . . . . . 32
     Section 12.7.  Binding Effect . . . . . . . . . . . . . . . . . . . 32
     Section 12.8.  Severability . . . . . . . . . . . . . . . . . . . . 32
     Section 12.9.  Amendments, Changes and Modifications. . . . . . . . 32
     Section 12.10. Execution in Counterparts. . . . . . . . . . . . . . 32
     Section 12.11. Applicable Law . . . . . . . . . . . . . . . . . . . 32
     Section 12.12. No Charge Against Issuer Credit. . . . . . . . . . . 33
     Section 12.13. Issuer Not Liable. . . . . . . . . . . . . . . . . . 33
     Section 12.14. Expenses . . . . . . . . . . . . . . . . . . . . . . 33
     Section 12.15. Amounts Remaining with the Trustee . . . . . . . . . 33

Execution by the Issuer. . . . . . . . . . . . . . . . . . . . . . . . . 35

Execution by the Company . . . . . . . . . . . . . . . . . . . . . . . . 35

Exhibit A  Promissory Note
Exhibit B  The Project

                          _______________________

                              SALE AGREEMENT
                          _______________________


     This SALE AGREEMENT, dated as of June 1, 1994, between the VILLAGE OF WALDEN INDUSTRIAL DEVELOPMENT AGENCY (the "Issuer"), a corporate governmental agency, constituting a public benefit corporation created and existing under the Constitution and laws of the State of New York (the "State"), and SPENCE ENGINEERING COMPANY, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware.

                    W I T N E S S E T H:

     WHEREAS, Title 1 of Article 18-A of the General Municipal Law of the State of New York (the "Act") was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State; and

     WHEREAS, the Act authorizes the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State and empowers such agencies, among other things, to promote, develop, encourage and assist in the acquiring, constructing, reconstructing, improving, maintaining, equipping and furnishing of industrial, manufacturing, warehousing, commercial, research and recreation facilities, and thereby advance the job opportunities, health, general prosperity and economic welfare of the people of the State; and

     WHEREAS, the Act further authorizes each agency to sell any or all of its facilities on such terms and conditions as it deems advisable, to issue its bonds for the purpose of carrying out any of its corporate purposes and, as security for the payment of the principal and redemption price of, and interest on, any such bonds so issued and any agreements made in connection therewith, to pledge the revenues and receipts from its facilities or from the sale thereof; and

     WHEREAS, pursuant to and in accordance with the provisions of the Act, Chapter 632 of the Laws of 1977 of the State, constituting Section 925-a of the General Municipal Law of the State, as amended (collectively with the Enabling Act, the "Act"), created the Issuer; and

     WHEREAS, the Issuer is authorized and empowered to enter into this Sale Agreement by the provisions of the Act; and

     WHEREAS, the Issuer has heretofore indicated its willingness to issue industrial revenue bonds under the Act for the purpose of refunding in whole the outstanding principal amount of the Issuer's Industrial Development Revenue Bonds (Spence Engineering Company Project), Series 1984 in the original aggregate principal amount of $7,500,000 (the "Prior Bonds"), the proceeds of which were used to finance, in whole or in part, the cost of acquiring, constructing and installing a certain project in the Village of Walden, New York (the "Project") owned and operated by the Company and located in Orange County; and

     WHEREAS, the Issuer has deemed issuance of the Bonds to refund the Prior Bonds to be expedient; and

     WHEREAS, to obtain funds for such purposes the Issuer will issue and sell its Industrial Development Revenue Refunding Bonds, Series 1994 in the aggregate principal amount of $7,500,000 dated as of June 1, 1994 (the "Bonds"), under and pursuant to the Act, to be secured by and contain such terms and provisions as are set forth in that certain Trust Indenture (the "Indenture") dated as of June 1, 1994 between the Issuer and The First National Bank of Boston, Boston, Massachusetts, as Trustee (the "Trustee"), and the proceeds from the sale of the Bonds shall be deposited with the Trustee and disbursed in the manner and for the purposes set forth herein and in the Indenture, all as more fully provided herein and therein; and

     NOW, THEREFORE, in consideration of the respective representations and agreements contained herein, the parties hereto, recognizing that under the Act, this Sale Agreement shall not be a debt of the State or of the municipality and neither the State nor the municipality shall be liable thereon and the Bonds shall be special obligations of the Issuer payable solely from revenues derived under the provisions of this Sale Agreement, the Note and from the Credit Facility Issuer under a Credit Facility (each as hereinafter defined) or derived from the exercise of the rights of the Issuer thereunder, agree as follows:


                                 ARTICLE I

                   DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.1.   Definitions.

     In addition to words and terms elsewhere defined in this Sale Agreement or in the Indenture, the following words and terms shall have the following meanings:

     "Act" shall mean all applicable provisions of the Constitution and laws of the State of New York, including without limitation Chapter 1030 of the Laws of 1969 of the State, constituting Title 1 of Article 18-A of the General Municipal Law of the State, as amended from time to time, together with Chapter 632 of the Laws of 1977 of the State, constituting
Section 925-a of the General Municipal Law of the State, as amended from time to time.

     "Administrative Expenses" shall mean the amounts payable pursuant to
Section 7.5 hereof by the Company to or for the account of the Issuer to provide for payment of reasonable costs and expenses incurred by the Issuer.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to a Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bond" or "Bonds" shall mean the Village of Walden Industrial Development Agency Industrial Development Revenue Refunding Bonds (Spence Engineering Company Project), Series 1994, authorized to be issued pursuant to the Bond Resolution in accordance with the Indenture in the aggregate principal amount of $7,500,000, including such Bonds issued in replacement for mutilated, destroyed, lost or stolen Bonds pursuant to Section 210 of the Indenture.

     "Bond Documents" shall mean collectively the Indenture, the Bonds, this Sale Agreement, the Note, the Letter of Credit Documents, the Tender Agency Agreement and the Remarketing Agreement.

     "Bond Resolution" shall mean the resolution adopted by the Issuer on June 13, 1994 authorizing the execution and delivery of the Issuer Documents and the issuance of the Bonds by the Issuer.

     "Closing Date" means the date of the issuance and delivery of the Bonds.

     "Code" means the Internal Revenue Code of 1986, as amended, including, when appropriate, the statutory predecessor of the Code, and all applicable regulations (whether proposed, temporary or final) under that Code and the statutory predecessor of the Code, and any official rulings and judicial determinations under the foregoing applicable to the Bonds.

     "Company" shall mean Spence Engineering Company, Inc., a Delaware corporation, and its successors or assigns and any surviving, resulting or transferee corporation or other entity.

     "Company Representative" shall mean any one of the persons at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signatures of such persons and signed on behalf of the Company by the President or any duly authorized Vice President of the Company.

     "Consistent Basis" shall mean, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Credit Facility Issuer.

     "Counsel" shall mean an attorney or firm of attorneys acceptable to the Trustee, and may, but need not, be counsel to the Issuer or the Company.

     "Credit Facility" shall mean the Letter of Credit or any Alternate Credit Facility delivered to the Trustee pursuant to Article VI of the Indenture.

     "Credit Facility Issuer" shall mean the Bank with respect to the Letter of Credit and if applicable the institution issuing any Alternate Credit Facility.

     "Determination of Taxability" shall be defined as and shall be deemed to have occurred on the first to occur of the following:

        (i) on the date when the Company files any statement, supplemental statement or other tax schedule, return or document (whether pursuant to Treasury Regulations Section 1.103-10(b)(2)(vi), as the same may be amended or supplemented, or otherwise) which discloses that an Event of Taxability shall have in fact occurred;

       (ii) on the date when any Bondholder or former Bondholder notifies the Company or the Trustee that it has received an approving written opinion of Bond Counsel to the effect that an Event of Taxability shall have occurred unless, within one hundred eighty (180) days after receipt by the Company of such notification from the Trustee, any Bondholder or any former Bondholder, the Company shall obtain and deliver to the Trustee a favorable ruling or determination letter issued to or on behalf of the Company by the Commissioner or any District Director of Internal Revenue (or any other government official exercising the same or a substantially similar function from time to time) to the effect that, after taking into consideration such facts as form the basis for the opinion that an Event of Taxability has occurred, an Event of Taxability shall not have occurred;

      (iii) on the date when the Company shall be advised in writing by the Commissioner or any District Director of Internal Revenue (or any other government official or agent exercising the same or a substantially similar function from time to time) that, based upon filings of the Company, or upon any review or audit of the Company, or upon any other ground whatsoever, an Event of Taxability shall have occurred;

       (iv) on the date when the Company shall receive notice in writing from any Bondholder or former Bondholder, or from the Trustee, that the Internal Revenue Service (or any other government agency exercising the same or a substantially similar function from time to time) has assessed as includable in the gross income of any Bondholder or former Bondholder the interest on such Bondholder's or former Bondholder's Bond due to the occurrence of an Event of Taxability; provided, however, no Determination of Taxability shall be deemed to have occurred under subparagraph (iii) or (iv) hereof unless the Company has been afforded the opportunity, at its expense, to contest any such assessment or unfavorable ruling and, further, no Determination of Taxability shall be deemed to have occurred until such contest, if made, has been finally determined.

     "Eminent Domain" shall mean the taking of title to, or the temporary use of, the Project or any part thereof pursuant to eminent domain or condemnation proceedings, or any voluntary conveyance of any part of the Project during the pendency of, or as a result of a threat of, such proceedings.

     "Event of Default" or "Default" shall have the meaning set forth in
Section 9.1 hereof.

     "Event of Taxability" shall mean a change in law or fact or the interpretation thereof, or the occurrence or existence of any fact, event or circumstance (including, without limitation, the issuance of obligations or the incurring of capital expenditures in excess of those permitted by
Section 103(b)(6)(D) of the 1954 Code, or the taking of any action by the Company, or the failure to take any action by the Company, or the making by the Company of misrepresentation herein or in any certificate required to be given in connection with the issuance, sale or delivery of the Bonds) which has the effect of causing the interest paid or payable on any Bond to become includable in the gross income of any Bondholder or former Bondholder of any Bond other than a Bondholder or former Bondholder who is or was a "substantial user" or "related person" as such terms are used in
Section 147(a) of the Code.

     "Financing Statements" means any and all financing statements (including continuation statements) filed for record from time to time to perfect the security interests created or assigned hereby or by the Indenture.

     "Generally Accepted Accounting Principles" shall mean those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board and its predecessors or pronouncements of the American Institute of Certified Public Accountants or those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented and amended.

     "Indenture" shall mean the Trust Indenture of even date herewith by and between the Issuer and the Trustee, together with any amendments or supplements thereof permitted thereby.

     "Issuer" shall mean Village of Walden Industrial Development Agency and its successors and assigns.

     "Issuer Documents" shall mean collectively the Indenture and this Sale Agreement.

     "Issuer Representative" shall mean any one of the persons at the time designated to act on behalf of the Issuer by written certificate furnished to the Company and the Trustee containing the specimen signatures of such persons and signed on behalf of the Issuer by the Chairman.

     "Letter of Credit Documents" shall mean the Letter of Credit, the Reimbursement Agreement and the Pledge Agreement.

     "Net Proceeds" means the proceeds received by the Issuer from the sale of the Bonds including all earnings and profits thereon but excluding any proceeds deposited in a reasonably required reserve or replacement fund. When used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, Eminent Domain, the term "Net Proceeds" shall mean the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

     "1954 Code" shall mean the Internal Revenue Code of 1954, as amended through August 15, 1986, and all applicable regulations (whether proposed, temporary or final) thereunder and any official rulings and determinations under the foregoing applicable to the Bonds or the Prior Bonds.

     "Note" shall mean the promissory note given by the Company pursuant to Section 5.4 of this Sale Agreement, substantially in the form of Exhibit "A" attached hereto.

     "Overdue Rate" shall mean the Prime Rate plus two percent, or the maximum contract rate permitted by law, whichever is lower.

     "Payment of the Bonds" shall mean payment of (i) the principal of and interest on the Bonds in accordance with their terms whether through payment at maturity, upon acceleration or prepayment, (ii) all amounts due as Administrative Expenses or otherwise, and (iii) any and all other liabilities and obligations arising under the Indenture and this Sale Agreement, in any case, in such a manner that all such amounts due and owing with respect to the Bonds shall have been paid.

     "Permitted Encumbrances" shall mean, as of any particular time, liens for ad valorem and special assessments, if any, which are not then delinquent or which are being contested in good faith.

     "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, association, joint venture, joint-stock company, or a government or agency or political subdivision thereof.

     "Prime Rate" shall mean that rate of interest per annum announced by First Union National Bank of North Carolina at its principal office in Charlotte, North Carolina, from time to time to be its prime rate.

     "Project" shall mean the land or buildings and other improvements thereon, and all machinery, equipment, apparatus, office furnishings and other property financed in whole or in part with the proceeds of the Prior Bonds, including any substitutions therefor and any repairs, renewals and replacements thereof from time to time, including the real property described in Exhibit "B" attached hereto and by this reference made a part hereof.

     "Rebate Fund" means the Fund of that name created pursuant to Section 504 of the Indenture and described in Section 11.1 hereof.

     "Regulations" shall mean the applicable Treasury Regulations under Sections 103 and 141 through 150 of the Code whether at the time proposed, temporary, final or otherwise.

     "Reimbursement Agreement" shall mean the Letter of Credit, Reimbursement and Guaranty Agreement of even date herewith by and among the Company, Watts Industries, Inc. as guarantor, and the Bank, and any supplements or amendments thereto.

     "Related Person" means "related person" within the meaning of Section 103(b)(6)(C) of the 1954 Code by reference to Sections 267, 707(b) and 1563(a) of the 1954 Code, except that fifty percent is substituted for eighty percent in Section 1563(a).

     "Sale Agreement" shall mean this Sale Agreement and any amendments and supplements thereto permitted by the Indenture.

     "Security interest" or "security interests" shall refer to the security interests created in the Indenture and shall have the meaning set forth in the U.C.C.

     "State" shall mean the State of New York.

     "Tax Regulatory Certificate" shall mean the certificate of the Company, dated the date of delivery of the Bonds, setting forth certain facts, estimates and circumstances with respect to the Bonds.

     "Trustee" shall mean the banking institution at the time serving as Trustee under the Indenture.

     Section 1.2.   Rules of Construction.

     (a) Words of masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders, and words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine genders.

     (b) The table of contents, captions and headings in this Sale Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Sale Agreement.

     (c) All references herein to particular Articles or Sections are references to Articles or Sections of this Sale Agreement unless some other reference is established.

     (d) All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

     (e) All references herein to the Company shall be deemed to refer to each of the Persons if more than one are described by such term and any agreement, obligation, duty or liability of the Company shall be a joint and several agreement, obligation, duty or liability of each of the Persons so described by such term.

     (f) Any terms not defined herein but defined in any of the other Bond Documents shall have the same meaning herein.


                                ARTICLE II

                              REPRESENTATIONS

     Section 2.1.   Representations by the Issuer.

     The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

     (a) Organization and Authority. The Issuer is a corporate governmental agency, constituting a public benefit corporation of the State of New York created and existing under the Constitution and laws of the State of New York. The Issuer has all requisite power and authority under the Act to (i) adopt the Bond Resolution, (ii) issue the Bonds, (iii) use the proceeds thereof to refund the Prior Bonds, and (iv) enter into, and perform its obligations under the Issuer Documents; and has deemed the issuance of the Bonds to refund the Prior Bonds to be expedient.

     (b) Pending Litigation. There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer in any court or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by the Issuer Documents or which, in any way, would adversely affect the validity or enforceability of the Bonds, the Issuer Documents or any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby or the ability of the Issuer to perform its respective obligations hereunder and thereunder.

     (c) Agreements Are Legal and Authorized. The adoption of the Bond Resolution, the issuance and sale of the Bonds and the execution and delivery by the Issuer of the Issuer Documents and the compliance by the Issuer with all of the provisions of each thereof and of the Bonds (i) are within the purposes, powers and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act, are legal and will not conflict with or constitute on the part of the Issuer a violation of or a breach of or default under, or result in the creation of any lien, charge or encumbrance upon any property of the Issuer (other than as contemplated by this Sale Agreement and the Indenture) under the provisions of, any charter instrument, by-law, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties, and (iii) have been duly authorized by all necessary corporate action on the part of the Issuer.

     (d) Governmental Consents. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other person, nor any circumstance in connection with the offer, issue, sale or delivery of any of the Bonds is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of the Issuer Documents or the offer, issue, sale or delivery of the Bonds, other than those already obtained, which include (i) the compliance with the information reporting requirements contained in Section 149(e) of the Code,
(ii) the public approval of the issuance of the Bonds contained in Section 147(f) of the Code, and (iii) the filing of Financing Statements perfecting the security interests created under the Indenture; provided, however, no representation is made herein as to compliance with the securities or "blue sky" laws of any jurisdiction.

     (e) No Defaults. No event has occurred and no condition exists with respect to the Issuer which would constitute an Event of Default as defined in this Sale Agreement or the Indenture or which, with the lapse of time or with the giving of notice or both, would become an Event of Default under this Sale Agreement or the Indenture. The Issuer is not in default under the Act or under any charter instrument or by-law.

     (f) No Prior Pledge. Neither this Sale Agreement nor any of the revenues pledged under the Indenture have been pledged or hypothecated in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

     (g) Nature and Location of Project. The refinancing of the costs of the Project is in furtherance of the public purpose intended to be served by the Act and is specifically authorized by the Act. The Project is located wholly within the geographic limits of the Issuer.

     (h) Public Hearing and Approval. A public hearing was duly held by the Issuer on June 13, 1994, upon reasonable public notice, at which hearing members of the public were afforded reasonable opportunity to be heard on all matters pertaining to the location and nature of the Project and the refinancing thereof and to the issuance of the Bonds. On June 13, 1994, after the above mentioned public hearing, the issuance of the Bonds was approved by the Issuer.

     (i) Due Authorization. By the Bond Resolution the Issuer has authorized the issuance and sale of the Bonds to provide funds for refunding, by payment and redemption, the Prior Bonds, and authorized and approved the Issuer's execution, delivery and performance of the Issuer Documents, the endorsement of the Note and the other instruments contemplated hereby to be executed and delivered by the Issuer, which Bond Resolution has not been amended, modified or rescinded and continues to be in full force and effect.

     (j) Limited Obligations. Notwithstanding anything herein contained to the contrary, any obligation the Issuer may hereby incur for the payment of money shall not be a debt of the State or of the Village of Walden and neither the State nor the Village of Walden shall be liable thereon and the Bonds shall be special obligations of the Issuer payable solely from (i) the revenues hereunder and under the Note, (ii) revenues derived from the sale of the Bonds, and (iii) amounts on deposit from time to time in the Bond Fund, subject to the provisions of this Sale Agreement and the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and therein.

     (k) Issuance of Bonds. To accomplish the foregoing, the Issuer proposes to issue $7,500,000 in aggregate principal amount of its Bonds immediately following the execution and delivery of this Sale Agreement. The date, denominations, interest rate, maturity date, redemption provisions and other pertinent provisions with respect to the Bonds are set forth in the Indenture (particularly Articles II and III thereof).

     (l) Validity of Issuer Documents. When duly executed and delivered on behalf of the Issuer, and assuming the due authorization, execution and delivery by the Company of this Sale Agreement, and the due authorization, execution and delivery by the Trustee of the Indenture, each of the Issuer Documents shall constitute a valid and binding obligation of the Issuer enforceable in accordance with its terms.

     (m) Representations and Other Written Statements. Neither the representations of the Issuer contained in this Sale Agreement or the Indenture nor any written statement relating to the Issuer furnished to the original purchasers of the Bonds by or on behalf of the Issuer in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     Section 2.2.   Representations, Warranties and Covenants by the
                    Company.

     The Company makes the following representations as the basis for the undertakings on its part herein contained:

     (a) Corporate Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing under the laws of the State.

     (b) Pending Litigation. There are no proceedings pending, or to the knowledge of the Company threatened against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal which are likely to have a material adverse effect on the ability of the Company to perform its obligations under this Sale Agreement and the Bond Documents to which it is a party.

     (c) Agreements Are Legal and Authorized. The execution and delivery by the Company of this Sale Agreement, the Note and the Bond Documents to which it is a party and the compliance by the Company with all of the provisions hereof (and thereof) (i) are within the corporate power of the Company, (ii) after giving effect to the redemption of the Prior Bonds will not conflict with or result in any breach of any of the provisions of, or constitute a default under any agreement, charter document, by-law or other instrument to which the Company is a party or by which it may be bound, and
(iii) have been duly authorized by all necessary corporate action on the part of the Company.

     (d) No Defaults. No event has occurred and no condition exists with respect to the Company that would constitute an Event of Default under this Sale Agreement, the Note, the Bond Documents to which it is a party or the Indenture or which, with the lapse of time or with the giving of notice or both, would become an Event of Default under this Sale Agreement, the Note, the Indenture or the Bond Documents to which it is a party.

     (e) Nature and Location of Project. The Project has been completed in accordance with the Project Summary (described in Exhibit "B" attached hereto and made a part hereof), constitutes a "project" within the meaning of the Act and is located wholly within the geographic limits of the Issuer.

     (f) Ownership and Operation of Project. The Company presently intends to operate the Project as a manufacturing facility from the date hereof to the expiration or sooner termination of this Agreement as provided herein, and as a "project" within the meaning of the Act.

     (g) Removal of Facility. The providing of the Project by the Issuer and the sale thereof by the Issuer to the Company either (i) will not result in the removal of a plant, facility or other commercial activity of the Company from one area of the State to another area of the State nor result in the abandonment of one or more plants or facilities of the Company located within the State, or (ii) is reasonably necessary to discourage the Company from removing such other plant or facility to a location outside the State or (iii) is reasonably necessary to preserve the Company's competitive position in its industry.

     (h) Disclosure Documents. Except as reflected or referenced in the Private Placement Memorandum dated June 17, 1994 relating to the Bonds, including the documents incorporated therein by reference (the "Private Placement Memorandum"), there have been no changes in the assets or liabilities or financial condition of the Company, other than changes in the ordinary course of business, which in the aggregate are materially adverse with respect to the Company's ability to perform its obligations under this Sale Agreement or the Bond Documents to which it is a party. There were no material liabilities, contingent or otherwise, of the Company which were not reflected or referenced in the Private Placement Memorandum, and the Company has not entered into any commitments or contracts since the date of the Private Placement Memorandum which are not reflected or referenced in the Private Placement Memorandum, other than in the ordinary and normal course of its business, which might, in light of any fact or condition presently known to the Company, have a materially adverse effect upon the financial condition, operations or business of the Company or its ability to perform its obligations hereunder or thereunder.

     (i) Issuance of Private Activity Bonds. The Company has not caused or will not cause the issuance of "private activity" bonds (as defined in the Code) or of "industrial development bonds" (as defined in the 1954
Code) on its behalf in any jurisdiction of the United States during the 30-day period commencing 15 days prior to the issuance of the Bonds.

     (j) Use of Proceeds of Bonds. The Company shall not permit the proceeds of the Bonds to be used in any manner, nor shall it make any expenditures with respect to the Project or perform or permit any act, which would cause the Bonds to fail to meet the requirements of Section 147(b) of the Code.

     (k) No Further Approval. No authorization, approval, consent, permit or license of any regulatory body or authority, not already obtained, is required on the part of the Company for the valid and lawful execution and delivery of this Sale Agreement and the Note.

     (l) Other Events. To the best knowledge of the Company, no event has occurred which, with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any of such party's outstanding indebtedness for money borrowed.

     (m) Certificates and Documents. The certificates and all other documents delivered and to be delivered by the Company in connection with the transactions contemplated by this Agreement and the Note and the other Bond Documents to which it is a party as of their respective dates, taken as a whole, do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in the light of the circumstances under which they are or will be made, not misleading. The certificates and all other documents delivered and to be delivered by the Company or its representatives in connection with the transactions contemplated by this Agreement and the Note and the Bond Documents to which it is a party are or will be on the dates on which they are or will be delivered true and complete in all material respects.

     (n) Use of Proceeds. All of the proceeds of the sale of the Bonds will be applied to redeem the principal of the Prior Bonds on the Redemption Date. None of the proceeds of the sale of the Bonds will be applied to pay issuance costs of the Bonds or to pay costs of the refunding. Investment earnings on money on deposit in the Redemption Fund may be used to pay interest on the Bonds on the Redemption Date. The Company and the Issuer have made arrangements with the Trustee to give the notice of such redemption as required under the Indenture.

     (o) Matters Relating to Tax Exemption. The Company will not take or omit to take any action which would impair the exclusion of the interest on the Bonds from the gross income of the recipients thereof for federal income tax purposes, and will comply with all of its covenants and agreements contained in the Tax Regulatory Certificate.

     (p) Certain Arbitrage Matters. After the expiration of any applicable temporary period under Section 148(d)(3) of the Code, at no time during any bond year will the aggregate amount of gross proceeds of the Bonds invested in higher yielding investments (within the meaning of Section 148(b) of the Code) exceed one hundred fifty percent (150%) of the debt service on the Bonds for such bond year and the aggregate amount of gross proceeds of the Bonds invested in higher yielding investments, if any, will be promptly and appropriately reduced as the amount of outstanding Bonds are reduced, provided however that the foregoing shall not require the sale or disposition of any investments in higher yielding investments if such sale or disposition would result in a loss which exceeds the amount which would be paid to the United States pursuant to
Section 703 of the Indenture (but for such sale or disposition) at the time of such sale or disposition if a payment under Section 703 of the Indenture were due at such time. At no time will any funds constituting gross proceeds of the Bonds be used in a manner as to constitute failure of compliance with Section 148 of the Code. The terms "bond year", "gross proceeds", "higher yielding investments", "yield", and "debt service" have the meanings assigned to them for purposes of Section 148 of the Code.

     (q) Tax Regulatory Certificate. The Company's Tax Regulatory Certificate executed and delivered by the Company concurrently with the issuance and delivery of the Bonds is true, accurate and complete in all material respects as of the date on which executed and delivered.


                                ARTICLE III

                           CONSENT TO ASSIGNMENT

     Section 3.1. Company Consent to Assignment of Agreement and Execution of Indenture.

     The Company understands that the Issuer, as security for the payment of the principal of, and the interest on, the Bonds, will assign and pledge to, and create a security interest in favor of, the Trustee pursuant to the Indenture in, certain of its rights, title and interest in and to this Agreement including all Pledged Revenues, reserving, however, its rights
(a) pursuant to this Agreement providing that notices, approvals, consents, requests and other communications be given to the Issuer, (b) to reimbursement and payment of costs and expenses under this Agreement, and
(c) to indemnification and to exemption from liability, both individual and corporate, as provided under this Sale Agreement, and the Company hereby agrees and consents to such assignment and pledge. The Company acknowledges that it has received a copy of the Indenture and consents to the execution of the same by the Issuer.


                                ARTICLE IV

                           ISSUANCE OF THE BONDS

     Section 4.1.   Agreement to Issue the Bonds.

     To provide funds for redemption of the Prior Bonds, the Issuer agrees that it will authorize, validate, sell, issue and deliver the Bonds in the aggregate principal amount of $7,500,000 in the manner set forth in the Indenture and cause the proceeds of the Bonds to be applied as provided in the Indenture.

     Section 4.2.   No Third Party Beneficiary.

     It is specifically agreed between the parties executing this Sale Agreement that it is not intended by any of the provisions of any part of this Sale Agreement to create in the public or any member thereof, other than as may be expressly provided herein or as contemplated in the Indenture, a third party beneficiary hereunder, or to authorize anyone not a party to this Sale Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Sale Agreement. The duties, obligations, and responsibilities of the parties to this Sale Agreement with respect to third parties shall remain as imposed by law.


                                 ARTICLE V

        CONVEYANCE OF PROJECT TO ISSUER; SALE OF PROJECT TO COMPANY

     Section 5.1. Agreement to Convey to Issuer. The Company has conveyed, or has caused to be conveyed, or will convey, or will cause to be conveyed, to the Issuer all of the Company's interest in the Project.

     Section 5.2. Purchase and Sale of Facility. The Issuer hereby or agrees to sell the Project to the Company on or after the Closing Date, upon the terms and conditions of this Agreement and the Company agrees to purchase the same upon tender.

     Section 5.3. Vesting of Title in Company. (a) On or after the Closing Date, the Issuer shall convey title to the Project to the Company, subject to such liens as existed when the Project was acquired by the Issuer.

     (b) The Issuer shall, at the sole expense of the Company, execute, deliver, and record or file such instruments, and shall take such other action as may be deemed necessary or appropriate by the Company to evidence or confirm such title.

     Section 5.4. Payment of Purchase Price. The Company shall pay the purchase price of the Project sold hereunder by delivering the Note to the Issuer and making payments in accordance with the terms thereof. Upon the execution hereof the Company will execute and deliver the Note, in the form attached as Exhibit "A" hereto, and the Issuer will endorse the Note without recourse to the order of, and pledge the Note and assign this Sale Agreement and the Note to, the Trustee, as the assignee of the Issuer under the Indenture, contemporaneously with the issuance of the Bonds.

     Section 5.5.   No Set-Off.

     The obligation of the Company to make the payments required by the Note shall be absolute and unconditional. The Company will pay without abatement, diminution or deduction (whether for taxes or otherwise) all such amounts regardless of any cause or circumstance whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim that the Company may have or assert against the Issuer, the Trustee, any Bondholder or any other person.

     Section 5.6.   Prepayments.

     The Company may prepay all or any part of the purchase price of the Project, as evidenced by the Note, as provided in Section 701 of the Indenture with respect to prepayment of the Bonds. Except as provided in this Section 5.6 and in Sections 10.1, 10.2 and 10.3 hereof, the Company shall not be entitled to prepay the Note or cause the Bonds to be prepaid. The Company shall prepay all of the amounts it is required to prepay as provided in Sections 10.2 and 10.3 hereof.

     Section 5.7.   Credits Against the Note.

     To the extent that principal of or interest on the Bonds shall be paid, there shall be credited against the unpaid principal of or interest on the Note, as the case may be, an amount equal to the principal of or interest on the Bonds so paid. If the principal of and interest on and other amounts payable under the Bonds shall have been paid sufficiently that Payment of the Bonds shall have occurred, then the Note, ipso facto, shall be deemed to have been paid in full, the Company's obligations thereon shall be discharged (with the exception of the obligation of the Company to make certain payments which may subsequently arise as a result of a Determination of Taxability which shall survive notwithstanding Payment of the Bonds), and the Note shall be cancelled and surrendered to the Company.

     Section 5.8.   Letter of Credit and Reimbursement Agreement.

     As a further condition to the Issuer's sale of the Project to the Company, the Company shall:

     (a) cause the Letter of Credit to be issued and delivered to the Trustee as security for the Bonds. Until the Conversion Date, the Company shall cause a Credit Facility meeting the requirements of Section 603 of the Indenture to be maintained with the Trustee; and

     (b) enter into the Reimbursement Agreement with the Bank in form and substance satisfactory to the Bank and execute and deliver the other Letter of Credit Documents required by the Bank.


                                ARTICLE VI

                       OPERATION; TAXES AND UTILITY
                   CHARGES; INSURANCE AND EMINENT DOMAIN

     Section 6.1.   Operation of the Project by the Company.

     (a) The Company shall pay or cause to be paid all costs and expenses of operation and maintenance of the Project.

     (b) The Company may, at its own expense, make from time to time any additions, modifications or improvements to the Project that it may deem desirable for its business purposes.

     Section 6.2.   Taxes and Utility Charges.

     (a) The Company shall pay as the same respectively become due, (1) all taxes, assessments, levies, claims and charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project (including, without limiting the generality of the foregoing, any tax upon or with respect to the income or profits of the Issuer from the Project and that, if not paid, would become a charge on the payments to be made under this Sale Agreement or the Note prior to or on a parity with the charge thereon created by the Indenture and including ad valorem, sales and excise taxes, assessments and charges upon the Company's interest in the Project), (2) all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and (3) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on any portion of the Project.

     (b) The Company may, at its expense, contest in good faith any such levy, tax, assessment, claim or other charge. The Issuer and the Trustee, at the expense of the Company, will cooperate fully in any such permitted contest.

     (c) The Company shall furnish the Issuer and the Trustee, upon request, with proof of payment of any taxes, governmental charges, utility charges, insurance premiums or other charges required to be paid by the Company under this Sale Agreement.

     Section 6.3.   Insurance.

     Until Payment of the Bonds shall be made, the Company will keep the Project properly and continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar manufacturing operations (other than business interruption insurance).

     Section 6.4.   Eminent Domain.

     Unless the Company shall have prepaid the Note pursuant to the provisions of Article X hereof, in the event that title to, or the temporary use of, the Project, or any part thereof shall be taken by Eminent Domain, the Company shall be obligated to continue to make the payments required to be made pursuant to the Note and the Net Proceeds received as a result of such Eminent Domain shall be applied as provided in
Section 6.5(b) hereof.

     Section 6.5.   Application of Net Proceeds of Insurance and Eminent
                    Domain.

     (a) The Net Proceeds of the insurance carried with respect to the Project shall be applied by the Company toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

     (b) The Net Proceeds of the insurance carried with respect to the Project (excluding the Net Proceeds of any business interruption insurance, which shall be paid to the Company), and the Net Proceeds resulting from Eminent Domain, except as hereinafter provided, shall be paid to the Trustee and applied as follows:

          (1) If the amount of the Net Proceeds does not exceed $500,000, the Net Proceeds shall be paid to the Company and shall be applied to the repair, replacement, renewal or improvement of the Project or at the Company's election paid to the Trustee and applied as provided in
     (2)(B) below.

          (2) If the amount of the Net Proceeds exceeds $500,000, the Net Proceeds shall be paid to and held by the Trustee as a special trust fund and invested in accordance with Section 602 of the Indenture and the provisions of Article XI hereof pending receipt of written instructions from the Company. At the option of the Company, to be exercised within the period of ninety (90) days from the receipt by the Trustee of such Net Proceeds, the Company shall advise the Trustee that (A) the Company will use the Net Proceeds for the repair, replacement, renewal or improvement of the Project (such funds to be delivered by the Trustee to the Company), or (B) the Net Proceeds shall be applied to the prepayment of the Bonds as provided in
     Article X hereof. If the Company does not advise the Trustee within said period of ninety (90) days that it elects to proceed under clause
     (A) to use such Net Proceeds for the repair, replacement, renewal or improvement of the Project, such Net Proceeds shall be applied to the repayment of the Bonds pursuant to Article X hereof. Any prepayment pursuant to the preceding sentence shall be effected on the next Interest Payment Date not less than thirty (30) days after the expiration of said period of ninety (90) days without an election by the Company.

Notwithstanding the foregoing, so long as a Credit Facility is in effect, in the event of any inconsistency between the terms contained in this Agreement and those contained in the Reimbursement Agreement, the provisions of the Reimbursement Agreement should be deemed to control in accordance with its terms.

     (c) The Company agrees that if it shall elect to use the moneys paid to the Trustee pursuant to subsection (b)(2) of this Section 6.5 for the repair, replacement, renewal or improvement of the Project, it will restore the Project, or cause the same to be done, to a condition substantially equivalent to its condition prior to the occurrence of the event to which the Net Proceeds were attributable. To the extent that the Net Proceeds are not sufficient to restore or replace the Project, the Company shall use its own funds to restore or replace the Project. Any balance remaining after any such application of such Net Proceeds shall be paid to the Company. The Company shall be entitled to the Net Proceeds of any insurance or resulting from Eminent Domain relating to property of the Company not included in the Project and not providing security for the Note or this Sale Agreement.

     Section 6.6.   Parties to Give Notice.

     In case of any material damage to or destruction of all or any part of the Project, the Company shall give prompt notice thereof to the Issuer, the Credit Facility Issuer and the Trustee. In case of a taking or proposed taking of all or any part of the Project or any right therein by Eminent Domain, the Company shall give prompt notice thereof to the Issuer, the Credit Facility Issuer and the Trustee. Each such notice shall describe generally the nature and extent of such damage, destruction, taking loss, proceeding or negotiations.

     Section 6.7.   No Exemption from Taxes.

     It is recognized that under the provisions of the Act the Issuer is required to pay no taxes or assessments upon any of the property acquired by it or under its jurisdiction or control or supervision or upon its activities. If for any reason the Project shall be deemed to be the property of the Issuer or in the jurisdiction, control or supervision of the Issuer and thereby exempt from the payment of real property taxes, then the Company and the Issuer agree, that the Company shall be required to make payments in lieu of land taxes to the school district or school districts, city, town, county, village and other political units wherein the Project is located having taxing powers (such political units being hereinafter collectively referred to as "Taxing Entities") in such amounts as would result from taxes levied on the Project by the respective Taxing Entities if the Project were privately owned by the Company and not the Issuer, but with appropriate reductions similar to the tax exemptions, if any, which would be afforded to the Company if it were the owner of the Project. It is agreed that the Issuer, in cooperation with the Company,
(i) shall cause the Project to be valued for purposes of determining the amounts due hereunder as if owned by the Company as aforesaid by the appropriate officer or officers of any of the respective Taxing Entities as may from time to time be charged with responsibility for making such valuations; (ii) shall cause to be appropriately applied to the valuation or valuations so determined the respective tax rate or rates of such Taxing Entities that would be applicable to the Project if so privately owned;
(iii) shall cause the respective appropriate officer or officers of such Taxing Entities charged with the duty of levying and collecting such taxes to submit to the Company, when the respective levels are made for purposes of such taxes upon property privately owned as aforesaid, a statement specifying the amount and due date or dates of such taxes which the respective Taxing Entities would receive if such property were so privately owned by the Company and not by the Issuer; and (iv) shall file with the appropriate officer or officers any accounts or tax returns furnished to the Issuer by the Company for the purpose of such filing. If required to make payments in lieu of land taxes under Taxing Entities when due all such payments in lieu of land taxes with respect to the Project required by this Agreement to be paid to the respective Taxing Entities, subject in each case to the Company's right to (i) obtain exemptions (and discounts, if any) which would be afforded to a private owner of the Project,
(ii) contest valuations of the Project made for the purpose of determining such payments therefrom and (iii) to seek to obtain a refund of any such payments made. In the event the Company should fail to make any such payments in lieu of taxes, the amount or amounts so in default shall continue as an obligation of the Company until fully paid and the Company agrees to pay the same, together with interest thereon at the same rate per annum as if such amounts were delinquent taxes.

                                ARTICLE VII

                             SPECIAL COVENANTS

     Section 7.1.   Access to the Project and Inspection.

     The Trustee and the Issuer shall have the right, at all reasonable times upon the furnishing of reasonable notice to the Company under the circumstances, to enter upon the Project Site and to examine and inspect the Project.

     Section 7.2.   Further Assurances and Corrective Instruments.

     Subject to the provisions of the Indenture, the Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements and amendments hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project, and for carrying out the intention or facilitating the performance of this Sale Agreement.

     Section 7.3.   Tax and Arbitrage Covenants; Notice of Event of
                    Taxability.

     (a) Notwithstanding any other provision hereof, the Company covenants and agrees that it shall at all times do and perform all acts and things necessary or desirable and within its reasonable control in order to assure that interest paid on the Bonds shall, for the purpose of federal income taxation, not be included in gross income of the recipients thereof, except in the event that such recipient is a "substantial user" or "related person" within the meaning of Section 103(b) of the 1954 Code or Section 147(a) of the Code.

     (b) Neither the Company nor the Issuer shall take any action or fail to take any action, and the Company covenants that it will not approve the Trustee's taking any action or failing to take any action or making any investment or use of the proceeds of the Bonds, if such action, use or failure would adversely affect the tax-exempt status of the interest on the Bonds under Section 103 of the Code or cause any of the Bonds to be an "arbitrage bond" within the meaning of Section 148 of the Code and the Treasury Regulations as the same may be applicable to the Bonds at the time of such action, investment or use.

     (c) The Company shall give prompt written notice to the Issuer and the Trustee of the filing by the Company of any statement, tax schedule, return or document with the Internal Revenue Service which discloses that an Event of Taxability shall have occurred and its receipt of any written advice from the Internal Revenue Service that an Event of Taxability shall have occurred.

     (d) The Company acknowledges that it has examined, executed and delivered the Tax Regulatory Certificate and its terms relating to compliance with the Code and shall comply with the covenants, instructions and guidelines contained in the Tax Regulatory Certificate. The Company's obligation to make any payments of Rebate Amounts (as defined in the Tax Regulatory Certificate) required by the Tax Regulatory Certificate and to prepare and furnish to the Issuer and the Trustee the statements and forms described therein shall survive payment in full of the Bonds notwithstanding any provision of this Sale Agreement to the contrary.

     (e) The Company and the Issuer will furnish accurate information necessary to enable Bond Counsel to make any certifications which might be required under the Regulations.

     (f) Whenever the Issuer shall be required to file, deliver or execute, or produce any reports, notices or other documents under the Code or the Regulations while the Bonds are outstanding, the Company shall furnish or cause the proper person to furnish in due time to the Issuer, through the attorney for the Issuer, the completed form of such report, notice or other required document together with (a) a certification by the Company or other proper person required to provide information that such document is accurate, and (b) if requested by the Issuer or if otherwise required herein or in the Indenture, an opinion of Bond Counsel addressed to the Issuer that the report or other document is not in violation of any provision of law or of the Issuer Documents or other documents constituting a part of the transcript of proceedings relating to the issuance of the Bonds and that such report, notice or other required document meets the legal requirements for such filing, delivery or execution. In the event of the failure or refusal of the Company or other proper person to comply with this provision, the Company agrees to pay the statement for attorney's fees and administrative time presented by the Issuer for filing, delivering or executing such report or documents, such statement to be paid within 30 days after written notice to the Company by the Issuer.

     In order to insure that interest on the Bonds is not and will not become subject to federal income taxes as a result of failure of the Bonds to satisfy the requirement of Section 149(e) of the Code, the Company covenants with the Issuer and the Trustee that it will, on or before the date of issuance of the Bonds supply to the Issuer and the Trustee all information required under Internal Revenue Service Form 8038, Information Return for Private Activity Bond Issues (Form 8038), including without limitation the following:

     (a) the date of issue, the amount of lendable proceeds of the issue, and the stated interest rate, term and face amount of each obligation which is part of the issue;

     (b) the name of the applicable elected representative who approved the issue, or a description of the voter referendum by which the issue was approved; and

     (c) a description of any property to be financed from the proceeds of the issue.

     The Company further covenants that on or before the due date thereof, it will cause Form 8038 to be completed, executed and filed with the appropriate office of the Internal Revenue Service.

     Section 7.4.   Recording and Filing; Other Instruments.

     (a) The Company covenants that it will, at its expense, cause Counsel in the State to take all steps as are reasonably necessary to render an opinion to the Issuer and the Trustee not earlier than sixty (60) nor later than thirty (30) days prior to each anniversary date occurring at five-year intervals after the issuance of the Bonds to the effect that all financing statements, continuation statements, notices and other instruments required by applicable law have been recorded or filed or re-recorded or re-filed in such manner and in such places required by law in order fully to preserve and protect the rights of the Trustee in the granting by the Issuer of certain rights of the Issuer, pursuant to the Indenture, under this Sale Agreement and the Note.

     (b) The Company and the Issuer shall execute and deliver all instruments and shall furnish all information and evidence deemed necessary or advisable by such Counsel to enable him to render the opinion referred to in subsection (a) of this Section. The Company shall file and re-file and record and re-record or cause to be filed and re-filed and recorded and re-recorded all instruments required to be filed and re-filed and recorded or re-recorded pursuant to the opinion of such Counsel and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be outstanding, except as otherwise required by this Agreement.

     Section 7.5.   Administrative Expenses.

     The Company shall pay to or for the account of the Issuer within thirty (30) days after notice thereof all reasonable costs and expenses incurred by the Issuer in connection with the financing and administration of the Project, including, without limitation, the costs of administering this Sale Agreement and the fees and expenses of the Trustee, attorneys, consultants and others.

     Section 7.6.   Indemnity Against Claims.

     (a) The Company will pay and discharge and will indemnify and hold harmless the Issuer and the Trustee from (1) any lien or charge upon amounts payable hereunder by the Company to the Issuer, and (2) any taxes, assessments, impositions and other charges in respect of the Project.

     (b) If any claim of any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges, are sought to be imposed, the Issuer or the Trustee, as the case may be, will give prompt notice to the Company, and the Company shall have the sole right and duty to assume, and shall assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

     Section 7.7.   Release and Indemnification.

     The Company shall at all times protect and hold the Issuer and its members, officers, employees and agents harmless against any claims or liability resulting from any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or the use thereof, including without limitation any lease thereof or assignment of its interest in this Agreement, such indemnification to include reasonable expenses and attorneys' fees incurred by the Issuer and its members, officers, employees and agents in connection therewith, provided that such indemnity shall be effective only to the extent of any loss that may be sustained by the Issuer, its members, officers, employees and agents in excess of the Net Proceeds received by it or them from any insurance carrier with respect to such loss and provided further that the benefits of this Section 7.7 shall not inure to any person other than the Issuer and its members, officers, employees and agents. In case any action or proceeding is brought against the Issuer or any of its members, officers, employees or agents by reason of any such claim, the affected party shall notify the Company and the Company shall resist or defend such action or proceeding and control the conduct thereof. The Issuer and its members, officers, employees and agents shall cooperate and join with the Company at the expense of the Company as may be required in connection with any such action or proceeding.

     Section 7.8.   Additional Information.

     The Issuer and the Trustee are authorized to provide information concerning the outstanding principal amount and payment history of, and other information pertaining to, the Bonds or the Note to any agency or regulatory authority of the State requesting such information.

     Section 7.9.   Default Certificates.

     The Company shall deliver to the Trustee forthwith, upon obtaining knowledge of any Event of Default hereunder or under the Note, the Indenture, or the Reimbursement Agreement, a certificate of the Company specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     Section 7.10.  Observe Laws.

     The Company shall observe all applicable laws, regulations and other valid requirements of any regulatory authority with respect to its operations at the Project.

     Section 7.11.  Election.

     The Issuer hereby elects to have the provisions of Sections 144(a)(4) of the Code apply to the Bonds. In support of this election, the Issuer states as follows:

     (a) The name of the Issuer is the Village of Walden Industrial Development Agency and its address is 8 Scofield Street, Walden, NY 12586.

     (b)  The principal user of the Project will be:

          Spence Engineering Company, Inc.

          Employer Identification Number:  22-2564130

     (c) The Bonds are in the principal amount of $7,500,000, and are to be issued on June 17, 1994. Except for the Prior Bonds (which will be paid in full and redeemed on the date of issuance of the Bonds), there are no outstanding prior issues the proceeds of which have been or are to be used primarily with respect to facilities located or to be located in the County, the principal users of which is or will be the Company or any Related Persons.

     (d) There were no "Section 103(b)(6)(d) capital expenditures by the Issuer," as that term is defined in the Regulations, which were paid or incurred during the three (3) years preceding the date of issuance of the Prior Bonds to facilities located in Orange County the principal user of which is or will be the Company or any Related Person, except as described in the Tax Regulatory Certificate of the Company.

     (e) Except for the Bonds and the Prior Bonds, there is no outstanding issue of qualified small issue bonds (as that term is used in Section 141(e)(1)(D) of the Code) issued on behalf of the Company, the proceeds of which have been or will be issued primarily with respect to:

          (1)  Any facility located in whole or in part in the County; or

          (2) Any "contiguous or integrated facility" (within the meaning of Section 1.103-10(b)(2)(ii)(e) of the Regulations) with respect to any facility located in whole or in part in the County.

     Section 7.12.  No Warranty of Condition of Suitability by the Issuer.

     THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE PROJECT OR THAT IT IS OR WILL BE SUITABLE FOR THE COMPANY'S PURPOSES OR NEEDS.


                               ARTICLE VIII

                      ASSIGNMENT, LEASING AND SELLING

     Section 8.1. Assignment of this Sale Agreement or Lease or Sale of the Project by the Company.

     With the prior written consent of the Credit Facility Issuer and the Issuer, the rights of the Company under this Sale Agreement may be assigned, and the Project may be leased or sold as a whole or in part, without the necessity of obtaining the consent of the Issuer or the Trustee, subject, however, to the following conditions:

     (a) without the prior written consent of the Credit Facility Issuer and the Issuer, no assignment, transfer, sale or lease shall relieve the Company from primary liability for any of its obligations hereunder, and if any such assignment, transfer, sale or lease occurs, the Company shall continue to remain primarily liable for the payments specified herein and in the Note and for performance and observance of the other agreements on its part herein provided to be performed and observed by it; and the Company shall also provide the Trustee with an approving opinion of Bond Counsel to the effect that such assignment, transfer, sale or lease will not adversely affect the status of interest on the Bonds for federal tax purposes.

     (b) the assignee, lessee or purchaser shall assume the obligations of the Company hereunder to the extent of the interest assigned, leased or sold; and

     (c) the Company shall, within thirty (30) days after the delivery thereof, furnish or cause to be furnished to the Issuer and to the Trustee a true and complete copy of each such assignment, instrument of transfer, lease or sale agreement, as the case may be, together with any instrument of assumption.

     Section 8.2.   Restrictions on Transfer of the Issuer's Rights.

     Except for the assignment made pursuant to the Indenture of certain of its rights under this Sale Agreement and its pledge of the Note, endorsed without recourse to the order of the Trustee, to the Trustee as security pursuant to the Indenture, the Issuer will not during the term of this Sale Agreement sell, assign, transfer or convey any of its interests in this Sale Agreement or the Note.

     Section 8.3.   Assignment by the Issuer.

     It is understood, agreed and acknowledged that the Issuer, as security for payment of the principal of and interest on the Bonds, will grant to the Trustee pursuant to the Indenture, inter alia, certain of its right, title and interest in and to this Sale Agreement (reserving certain of its rights, as more particularly described in the Indenture) and will pledge the Note, endorsed as aforesaid, to the Trustee as security, and the Company hereby assents to such assignment and pledge.

     Section 8.4.   Merger of Issuer.

     (a) Nothing contained in this Agreement shall prevent the consolidation of the Issuer with, or merger of the Issuer into, or transfer of title to the Project to, any other political subdivision, provided that:

          (1) the tax-exempt status of the interest on the Bonds shall not be adversely affected thereby, and

          (2) upon such consolidation, merger or transfer, the due and punctual performance and observance of all the agreements and conditions of this Sale Agreement to be kept and performed by the Issuer shall be expressly assumed in writing by the political subdivision resulting from such consolidation or surviving such merger or to which such merger was made.

     (b) Within thirty (30) days after the consummation of any such consolidation, merger or transfer of title, the Issuer shall give notice thereof, in reasonable detail to the Company and the Trustee. The Issuer promptly shall furnish such additional information with respect to any such transaction as the Company or the Trustee reasonably may request.


                                ARTICLE IX

                      EVENTS OF DEFAULT AND REMEDIES

     Section 9.1.   Events of Default Defined.

     The term "Event of Default" or "Default" shall mean any one or more of the following events:

     (a) the failure by the Company to pay or cause to be paid when due any payment of principal of or interest on or other amount payable under the Note.

     (b) the failure of the Issuer to pay or cause to be paid when due any payment of principal of or interest on or other amount payable under the Bonds.

     (c) the failure of the Company to perform any of its obligations under Section 7.3 hereof.

     (d) the occurrence of an "Event of Default" or "event of default" under any of the other Bond Documents.

     (e)  any representation or warranty of the Company contained in
Section 2.2 hereof, in Article XI hereof or in any document, instrument or certificate delivered pursuant hereto or to the Indenture or in connection with the issuance and sale of the Bonds shall be false, misleading or incomplete in any material respect on the date as of which made.

     (f) failure by the Company to observe or perform any covenant, condition or agreement on the part of the Company under the Note or this Sale Agreement, other than as referred to in the preceding paragraphs of this Section 9.1, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer or the Trustee.

     (g) the commencement against the Company of an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or of any action or proceeding for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of its affairs and the continuance of any such case, action, or proceeding unstayed and in effect for a period of thirty (30) consecutive days.

     (h) the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to, or its acquiescence in the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of or the consent by it to any assignment for the benefit of creditors, or the failure of the Company generally to pay its debts as such debts become due, or the taking of any action by the Company in furtherance of any of the foregoing.

     Section 9.2.   Remedies on Default.

     (a) If Payment of the Bonds shall not have been made, whenever any Event of Default referred to in Section 9.1 hereof shall have happened and shall not have been waived:

          (1) The Issuer may, by written notice, declare all installments of principal repayable pursuant to the Note for the remainder of the term thereof to be immediately due and payable, whereupon the same, together with accrued interest thereon as provided for in the Note, shall become immediately due and payable without presentment, demand, protest or any other notice whatsoever, all of which are hereby expressly waived by the Company; provided, however, all such amounts shall automatically be and become immediately due and payable without notice upon the occurrence of any event described in Section 9.1(g) or 9.1(h) hereof, which notice the Company hereby expressly waives.

          (2) The Issuer may take whatever other action at law or in equity may appear necessary or desirable to collect the amounts payable pursuant to the Note then due and thereafter to become due, or to enforce the performance and observance of any obligation, agreement or covenant of the Company under this Sale Agreement or under any of the other Bond Documents.

     (b) In the enforcement of the remedies provided in this Section 9.2, the Issuer may treat all reasonable expenses of enforcement including, without limitation, legal, accounting and advertising fees and expenses, as additional amounts payable by the Company then due and owing and the Company agrees to pay such additional amounts upon demand.

     Section 9.3.   Application of Amounts Realized in Enforcement of
                    Remedies.

     Any amounts collected pursuant to action taken under Section 9.2 hereof shall be paid to the Trustee and applied to the payment of, first, any costs, expenses and fees incurred by the Issuer and the Trustee as a result of taking such action; second, to the extent permitted by law, any interest which shall have accrued on any overdue interest and any accrued interest on any overdue principal of the Bonds at the rate set forth in the Bonds; third, any overdue interest on the Bonds; fourth, any overdue principal of the Bonds; fifth, the outstanding principal balance of the Bonds. If Payment of the Bonds shall have been made, any remaining moneys shall be applied in accordance with Section 911(b) of the Indenture.

     Section 9.4.   No Remedy Exclusive.

     No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Sale Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon the occurrence of an Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

     Section 9.5.   Agreement to Pay Attorneys' Fees and Expenses.

     In connection with any Event of Default, if the Issuer or the Trustee employs attorneys or incurs other expenses for the collection of amounts payable hereunder or for the enforcement of the performance or observance of any covenants or agreements on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.

     Section 9.6.   Correlative Waivers.

     If an event of default under Section 901 of the Indenture shall be cured or waived and any remedial action by the Trustee rescinded, any correlative default under this Sale Agreement shall be deemed to have been cured or waived.


                                 ARTICLE X

                                PREPAYMENTS

     Section 10.1.  Optional Prepayments.

     (a) The Company is hereby granted, and shall have, the option to prepay the unpaid principal of the Note in whole or in part in accordance with and as set forth in Section 701 of the Indenture with respect to the prepayment of the Bonds; provided, all prepayments shall be made in immediately available funds and with interest accrued to the date of prepayment and that any prepayment of the Note in part shall be applied to unpaid installments of principal in inverse order of maturity. Any prepayment pursuant to this subsection (a) shall be made by the Company taking, or causing the Issuer to take, the actions required (1) for Payment of the Bonds, in the case of prepayment of the Note in whole, or (2) to effect prepayment of less than all of the Bonds according to their terms in the case of a partial prepayment of the Note.

     (b) In the event of damage, destruction or condemnation of the Project or any part thereof, the Company may, at its option, pursuant to
Section 6.5 hereof and without penalty or premium, prepay the Note in whole or in part; provided that any such prepayment shall be made in immediately available funds with the interest accrued to the date of whole or partial prepayment. Any prepayment pursuant to this subsection (b) shall be made by the Company taking, or causing the Issuer to take, the actions required for the full or partial prepayment of the Bond as provided for in subsection (a) hereof.

     (c)  To exercise the option granted in subsection (a) or (b) of this
Section 10.1, the Company shall give written notice to the Issuer and the Trustee which shall specify therein (1) the date of the intended prepayment of the Note, which shall not be less than thirty (30) nor more than sixty
(60) days from the date the notice is mailed and (2) the principal amount of the Note to be prepaid. When given, such notice shall be irrevocable by the Company.

     Section 10.2.  Mandatory Prepayments.

     (a)  In the event of a Determination of Taxability, the Company shall,
(1) on a date selected by the Company not more than one hundred eighty
(180) days following the date of the Determination of Taxability, prepay the entire unpaid principal balance of the Note in full and interest thereon, without premium, as provided therein. Immediately upon the occurrence of a Determination of Taxability, the Company shall notify the Issuer and the Trustee of the date selected for payment pursuant to this
Section 10.2.

     (b) In the event any Credit Facility is not renewed and an Alternate Credit Facility has not been provided in accordance with Section 603 of the Indenture, the Company shall on or before the Interest Payment Date occurring closest to but not after fifteen (15) days prior to the expiration date of the then current Credit Facility, prepay the entire unpaid principal balance of the Note in full. The Company shall promptly notify the Issuer and the Trustee of the date selected for such payment.

     Section 10.3.  Other Mandatory Prepayments.

     The amounts required to be applied to the prepayment of the Note by Sections 5.6 and 6.5 hereof shall be applied by the Company to prepay, together with accrued interest, all or a portion of the unpaid principal of the Note. Such prepayment shall be made by the Company taking, or causing the Issuer to take, the actions required (a) for payment of the Bonds, whether by redemption prior to the maturity or by payment at maturity, or
(b) to effect the purchase, redemption or payment at maturity of less than all of the installments of principal of the Bonds in inverse order of their maturities.


                                ARTICLE XI

                             REBATE PROVISIONS

     Section 11.1.  Creation of the Rebate Fund.

     (a) The Issuer shall create and establish with the Trustee a special trust fund in the name of the Issuer to be designated by the Trustee and which is referred to herein as the Rebate Fund (the "Rebate Fund"), which shall be held, invested, expended and accounted for in accordance with this Sale Agreement.

     (b) Moneys in the Rebate Fund shall be held in trust by the Trustee and, subject to Section 7.3 hereof, shall be held for the benefit of the United States as contemplated under the provisions of this Sale Agreement and shall not be considered to be held for the benefit of the Issuer, the Company, the Trustee or the owners of the Bonds.


                                ARTICLE XII

                               MISCELLANEOUS

     Section 12.1.  References to the Bonds Ineffective After Bonds Paid.

     Upon Payment of the Bonds, all references in this Sale Agreement to the Bonds shall be ineffective and the Issuer and any owner of the Bonds shall not thereafter have any rights hereunder, excepting reporting and payment of rebate payments under Section 7.3 hereof and rights of the Issuer to indemnification and payment of expenses contained, without limitation, in Sections 7.5, 7.6 and 7.7 hereof.

     Section 12.2.  No Implied Waiver.

     In the event any agreement contained in the Note or this Sale Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach thereunder or hereunder. Neither any failure nor any delay on the part of the Trustee to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

     Section 12.3.  Issuer Representative.

     Whenever under the provisions of this Sale Agreement the approval of the Issuer is required or the Issuer is required to take some action at the request of the Company, such approval shall be made or such action shall be taken by the Issuer Representative; and the Company, the Trustee and the Bondholders shall be authorized to rely on any such approval or action.

     Section 12.4.  Company Representative.

     Whenever under the provisions of this Sale Agreement the approval of the Company is required or the Company is required to take some action at the request of the Issuer, such approval shall be made or such action shall be taken by the Company Representative; and the Issuer, the Trustee and the Bondholders shall be authorized to act on any such approval or action.

     Section 12.5.  Notices.

     (a) All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered by hand delivery or mailed by first class, postage prepaid, registered or certified mail, or sent by nationally-recognized overnight courier addressed as follows:

     (1)  if to the Issuer:                Walden Industrial Development
                                           Agency
                           8 Scofield Street
                           Walden, NY  12586
                           (Attention: Chairman);

          with a copy to:  Richard J. Drake
                           Drake, Sommers, Loeb, Tarshis & Catania, P.C. One Corwin Court
                           P.O. Box 1479
                           Newburgh, NY  12550

     (2)  if to the Company:               Spence Engineering Company,
   Inc.
                           c/o Watts Industries, Inc.
                           815 Chestnut Street
                           North Andover, MA  01845
                           (Attention:  William C. McCartney, Corporate
                           Controller)

                           and

          with a copy to:  John R. LeClaire, P.C.
                           Goodwin, Procter & Hoar
                           Exchange Place
                           Boston, MA  02109

     (3)  if to the Trustee:               The First National Bank of
   Boston
                           150 Royall Street, Mail Stop 45-02-15
                           Canton, Massachusetts 02021
                           Attn:  Corporate Trust Division

     (b) The Issuer, the Company or the Trustee may, by notice given hereunder, designate from time to time any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     Section 12.6.  If Payment or Performance Date Is Other Than a Business
                    Day.

     If the specified or last date for the making of any payment, the performance of any act or the exercising of any right, as provided in this Sale Agreement, shall be a day other than a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day; provided that interest shall accrue during any such period during which payment shall not occur.

     Section 12.7.  Binding Effect.

     This Sale Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject to the provisions of Section 8.3 hereof.

     Section 12.8.  Severability.

     In the event any provision of this Sale Agreement or the Note shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

     Section 12.9.  Amendments, Changes and Modifications.

     Subsequent to the issuance of the Bonds and prior to Payment of the Bonds, this Sale Agreement and the other Bond Documents, may not be effectively amended, changed, modified, altered or terminated except in accordance with the Indenture.

     Section 12.10.  Execution in Counterparts.

     This Sale Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, and no one counterpart of which need be executed by all parties.

     Section 12.11.  Applicable Law.

     This Sale Agreement shall be governed by and construed in accordance with the laws of the State.

     Section 12.12.  No Charge Against Issuer Credit.

     No provision hereof shall be construed to impose a charge against the general credit of the Issuer or any personal or pecuniary liability upon any member, official, employee or agent of the Issuer.

     Section 12.13.  Issuer Not Liable.

     Notwithstanding any other provision of this Sale Agreement (a) the Issuer shall not be liable to the Company, the Trustee, any Bondholder or any other Person for any failure of the Issuer to take action under this Sale Agreement, and (b) except with respect to any action for specific performance or any action in the nature of a prohibitory or mandatory injunction, neither the Issuer nor any officer or member of the Issuer nor any other official, employee or agent of the Issuer shall be liable to the Company, the Trustee, any Bondholder or any other Person for any action taken by the Issuer or by any of its officers, servants, agents or employees or for any failure to take action under this Sale Agreement or the Indenture except for the Issuers willful misconduct. In acting under this Sale Agreement, or in refraining from acting under this Sale Agreement, the Issuer may conclusively rely on the advice of its counsel.

     Section 12.14.  Expenses.

     The Company agrees to pay all reasonable fees and expenses incurred in connection with the preparation, execution, delivery, modification, waiver, and amendment of this Sale Agreement, the other Bond Documents and related documents, and the fees and expenses of bond counsel, counsel for the Issuer and counsel for the Trustee. The Company also agrees to pay to the Trustee, as and when the same become due, its reasonable fees for services rendered and its expenses incurred as Trustee, including the reasonable fees of its counsel, and such other amounts as the Company herein assumes or agrees to pay, including costs or expenses necessary to cancel and discharge the Indenture. The Company also agrees to pay all expenses incurred by the Trustee or the Issuer in collection of any indebtedness incurred hereunder in the event of default by the Company, including reasonable attorneys fees.

     Section 12.15.  Amounts Remaining with the Trustee.

     Any amounts remaining in the Bond Fund or otherwise in trust with the Trustee under the Indenture or this Sale Agreement shall, after Payment of the Bonds and all Administrative Expenses in accordance with this Sale Agreement, be disbursed by the Trustee in accordance with the provisions of the Indenture or otherwise as may be required by law.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Sale Agreement to be executed in their respective legal names by their duly authorized representatives all as of the date first above written.

                                 SPENCE ENGINEERING COMPANY, INC.

                                 By /s/ William C. McCartney
                                    Its: Assistant Treasurer


                                 VILLAGE OF WALDEN INDUSTRIAL DEVELOPMENT
                                 AGENCY


                                 By /s/ Mathew R. Steichen
                                    Its: Chairman

Attest:


By /s/ John Bruce Seguin
   Its: Secretary